UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2022

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Vintage Wine Estates, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40016	87-1005902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (877) 289-9463

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events

On February 18, 2022, Vintage Wine Estates, Inc. (“VWE” or the “Company”) issued a press release announcing that the Company had delivered written notice to the Toronto Stock Exchange (“TSX”) that the Company intends to voluntarily delist its common stock and warrants from the TSX. Pursuant to the Company’s application for voluntary delisting which received approval from the TSX, the Company’s common stock and warrants will be voluntarily delisted from the TSX at the close of trading on Monday, March 7, 2022.

The common stock and warrants will continue to trade on the Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the symbols “VWE” and “VWEWW”.

A copy of the press release announcing the delisting from the TSX is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of the Investor Rights Agreement dated June 7, 2021 by and among the Company and the stockholders party thereto, upon the delisting of VWE’s common stock from the TSX, Bespoke Sponsor Capital LP will have the right to designate up to four nominees for election to the Company’s board of directors at any annual or special meeting of the stockholders at which directors of the Company are to be elected.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 18, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.
(Registrant)

Date:	February 22, 2022	/s/ Patrick Roney
Patrick Roney
Chief Executive Officer